Exhibit 23.12

Consent of Cawley, Gillespie & Associates, Inc.

September 23, 2026

PBT Land and Minerals, Inc.

400 Pine Street, Suite 1010

Abilene, Texas 79601

Ladies and Gentlemen:

As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of PBT Land and Minerals, Inc. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our report setting forth the estimates of proved developed producing reserves and our forecasts of the resulting economics attributable to PBT Land and Minerals, Inc. interests that will be contributed from the Permian Basin Royalty Trust as of December 31, 2025. We hereby further consent to the reference to this firm under the heading “Experts” in such Registration Statement.

Submitted,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

/s/ J. Zane Meekins, P. E.
J. Zane Meekins, P. E.
Executive Vice President